Exhibit 10.46
AMENDMENT AGREEMENT
          AMENDMENT AGREEMENT, dated as of December 19, 2005 (this “Agreement”), among Coinmach Corporation, a Delaware corporation (the “Borrower”), Coinmach Laundry Corporation (“Holdings”), the subsidiary guarantors listed on the signature pages hereto (the “Subsidiary Guarantors”), the several lenders and other persons with a Commitment under the Amended and Restated Credit Agreement (as defined below) (each a “Bank” and, collectively, the “Banks”), Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. as Joint Lead Arrangers and Book Managers (in such capacity, the “Arrangers”), JPMorgan Chase Bank, N.A., as sole Syndication Agent, and Deutsche Bank Trust Company Americas, as Administrative Agent for the Banks (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
          WHEREAS, the Borrower, Holdings and the Subsidiary Guarantors, the several lenders from time to time party thereto (the “Original Banks”), Deutsche Bank Securities Inc. (f/k/a Deutsche Banc Alex. Brown Inc.) as lead arranger and book manager, J.P. Morgan Securities Inc. and First Union Securities, Inc. as co-syndication agents, Credit Lyonnais New York Branch as Documentation Agent and Deutsche Bank Trust Company Americas, Inc. (f/k/a Bankers Trust Company) as Administrative Agent originally entered into the credit agreement on January 25, 2002 and the amendment thereto, as of November 15, 2004 (collectively, the “Original Credit Agreement”), pursuant to which the Original Banks made certain loans and other extensions of credit to the Borrower;
          WHEREAS, the Obligations (as defined in the Original Credit Agreement, hereinafter the “Original Obligations”) of the Borrower and the other Credit Parties under the Original Credit Agreement and the other Credit Documents (as defined in the Original Credit Agreement, hereinafter the “Credit Documents”) are secured by certain collateral (hereinafter the “Original Collateral”) and are guaranteed or otherwise benefited by the Credit Documents;
          WHEREAS, the parties hereto wish to amend and restate the Original Credit Agreement in its entirety to effect the amendments described therein and to create the Tranche B-1 Term Loans (as defined below) having identical terms with, having the same rights and obligations under the Credit Documents as and in the same aggregate principal amount as, the Tranche B Term Loans (as defined in the Original Credit Agreement), except as such terms and aggregate principal amount are amended in the Amended and Restated Credit Agreement (as defined below);
          WHEREAS, the Borrower shall prepay in full all Tranche B Term Loans held by the Tranche B Term Loan Banks, including all accrued and unpaid interest on its Tranche B Term Loans and any breakage loss or expense to, but not including, the Amendment Effective Date on the Amendment Effective Date;
          WHEREAS, each Person who executes and delivers this Agreement as an Initial Tranche B-1 Term Loan Bank will make Initial Tranche B-1 Term Loans (to the extent of its Initial Tranche B-1 Term Loan Commitment) under the Amended and Restated Credit Agreement on the Amendment Effective Date to the Borrower, the proceeds of which will be used by the Borrower to repay in full the outstanding principal amount of Tranche B Term Loans of the Tranche B Term Loan Banks;
          WHEREAS, each Person that executes and delivers this Agreement as a Second Draw Tranche B-1 Term Loan Commitment Bank (as defined below) shall have an outstanding commitment to make Second Draw Tranche B-1 Term Loans (to the extent of its Second Draw Tranche B-1 Term Loan Commitment) under the Amended and Restated Credit Agreement on the Second Draw Date, the proceeds of which will be used by the Borrower to affect the 9% Senior Notes Redemption;

          WHEREAS, the parties hereto intend that (a) the Original Obligations that remain unpaid and outstanding as of the Amendment Effective Date shall continue to exist under the Amended and Restated Credit Agreement on the terms set forth therein, (b) the loans under the Original Credit Agreement (other than the Tranche B Term Loans) outstanding as of the date hereof shall be Loans under and as defined in the Amended and Restated Credit Agreement on the terms set forth therein, (c) any letters of credit outstanding under the Original Credit Agreement as of the date hereof shall be Letters of Credit under and as defined in the Amended and Restated Credit Agreement and (d) the Security Documents shall continue to secure, support and otherwise benefit the Obligations under the Amended and Restated Credit Agreement (including, without limitation, Obligations in respect of the Tranche B-1 Term Loans) and the other Credit Documents;
          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:
     SECTION 1. (a) Certain Definitions. The following terms when used in this Agreement shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):
          “Administrative Agent” is defined in the preamble.
          “Agreement” is defined in the preamble.
          “Amended and Restated Credit Agreement” is defined in Section 3 hereof.
          “Amendment Effective Date” is defined in Section 4 hereof.
          “Arrangers” is defined in the preamble.
          “Banks” is defined in the preamble.
          “Borrower” is defined in the preamble.
          “Credit Documents” is defined in the recitals hereto.
          “Holdings” is defined in the preamble.
          “Initial Tranche B-1 Term Loan” means a Loan made pursuant to Section 1.01(a) of the Amended and Restated Credit Agreement on the Amendment Effective Date.
          “Initial Tranche B-1 Term Loan Commitment” means, with respect to an Initial Tranche B-1 Term Loan Bank, the commitment of such Initial Tranche B-1 Term Loan Bank to make Initial Tranche B-1 Term Loans on the Amendment Effective Date, in an amount set forth under the heading “Initial Tranche B-1 Term Loan Commitment” on Schedule 1 to this Agreement. The aggregate amount of the Initial Tranche B-1 Term Loan Commitments shall equal $230,000,000.
          “Initial Tranche B-1 Term Loan Bank” means a Person with an Initial Tranche B-1 Term Loan Commitment to make Initial Tranche B-1 Term Loans to the Borrower on the Amendment Effective Date.
          “Mortgage Amendment” is defined in Section 4 hereof.

          “Original Collateral” is defined in the recitals hereto.
          “Original Credit Agreement” is defined in the recitals hereto.
          “Original Banks” is defined in the recitals hereto.
          “Original Obligations” is defined in the recitals hereto.
          “Second Draw Date” is defined in Section 1.01(b) of the Amended and Restated Credit Agreement.
          “Second Draw Tranche B-1 Term Loan” means a Loan made pursuant to Section 1.01(b) of the Amended and Restated Credit Agreement on the Second Draw Date.
          “Second Draw Tranche B-1 Term Loan Bank” means a Person with an Second Draw Tranche B-1 Term Loan Commitment to make Second Draw Tranche B-1 Term Loans to the Borrower on the Second Draw Date.
          “Second Draw Tranche B-1 Term Loan Commitment” with respect to a Second Draw Tranche B-1 Term Loan Bank, the commitment of such Second Draw Tranche B-1 Term Loan Bank to make Second Draw Tranche B-1 Term Loans on the Second Draw Date, in an amount set forth under the heading “Second Draw Tranche B-1 Term Loan Commitment” on Schedule 1 to this Agreement. The aggregate amount of the Second Draw Tranche B-1 Term Loan Commitments shall equal $340,000,000.00.
          “Subsidiary Guarantors” is defined in the preamble.
          “Tranche B Term Loan Bank” means each Bank with Tranche B Term Loans outstanding immediately prior to the incurrence of the Initial Tranche B-1 Term Loans on the Amendment Effective Date.
          “Tranche B-1 Term Loan” means a Loan made pursuant to Section 1.01(a) or (b) of the Amended and Restated Credit Agreement.
          “Tranche B-1 Term Loan Commitment” means, collectively, (i) with respect to any Person, its Initial Tranche B-1 Term Loan Commitment and (ii) with respect to any Person, its Second Draw Tranche B-1 Term Loan Commitment.
          “Tranche B-1 Term Loan Bank” means, collectively, (i) each Initial Tranche B-1 Term Loan Bank and (ii) each Second Draw Tranche B-1 Term Loan Bank.
          (a) Other Definitions. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in the Amended and Restated Credit Agreement shall have such meanings when used in this Agreement.
     SECTION 2. Exchange of Tranche B Term Loans and New Loans
          (a) Subject to and upon the terms and conditions herein and of the Amended and Restated Credit Agreement, each Initial Tranche B-1 Term Loan Bank severally agrees to make Initial Tranche B-1 Term Loans to the Borrower on the Amendment Effective Date in a principal amount not to exceed its Initial Tranche B-1 Term Loan Commitment on the Amendment Effective Date. The Borrower

shall prepay on the Amendment Effective Date all Tranche B Term Loans with the gross proceeds of such Initial Tranche B-1 Term Loans.
          (b) The Borrower shall pay all accrued and unpaid interest on the Tranche B Term Loans to the Tranche B Term Loan Banks to, but not including, the date of repayment thereof, such payment to be made on such date of repayment and any breakage loss or expense under Section 1.12 of the Original Credit Agreement. The Amendment Effective Date shall be deemed the first day of a new Interest Period under the Amended and Restated Credit Agreement with respect to the Initial Tranche B-1 Term Loans made on the Amendment Effective Date.
          (c) Subject to and upon the terms and conditions herein and of the Amended and Restated Credit Agreement, each Second Draw Tranche B-1 Term Loan Bank severally agrees to make Second Draw Tranche B-1 Term Loans to the Borrower on the Second Draw Date in a principal amount not to exceed its Second Draw Tranche B-1 Term Loan Commitment on the Second Draw Date.
          (d) For avoidance of doubt, holders of the Initial Tranche B-1 Term Loans and the Second Draw Tranche B-1 Term Loans shall be entitled to the same guarantees and security interests pursuant to the Credit Documents from and after the Amendment Effective Date and the Second Draw Date, respectively, in each case as the benefits to which the holders of Tranche B Term Loans had been entitled immediately prior to the Amendment Effective Date.
     SECTION 3. Amendment and Restatement of Original Credit Agreement
          On the Amendment Effective Date, the Original Credit Agreement shall be, and is hereby, amended and restated in its entirety as set forth in Annex I hereto (as set forth in such Annex I, the “Amended and Restated Credit Agreement”), and as so amended and restated is hereby ratified, approved and confirmed in each and every respect by all parties hereto. The rights and obligations of the parties to the Original Credit Agreement with respect to the period prior to the Amendment Effective Date shall not be affected by such amendment and restatement.
     SECTION 4. Conditions Precedent to the Effectiveness of this Amendment
          (a) This Agreement shall become effective as of the date first written above (the “Amendment Effective Date”), and the obligations of the Banks under the Amended and Restated Credit Agreement shall be subject to, satisfaction of each of the conditions precedent set forth in this Section 4 hereof.
          (i) Execution of Agreement; Notes. On or prior to the Amendment Effective Date (w) the Amended and Restated Credit Agreement shall have been executed and delivered as provided in Section 13.10 thereof by Holdings, each Credit Party and the Administrative Agent, (x) if requested by any Bank in writing, there shall have been delivered to the Administrative Agent for the account of each of such Bank the appropriate Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein and (y) this Agreement shall have been executed and delivered by Holdings, each Credit Party, the Administrative Agent, the Issuing Bank, the Swingline Lender, each Revolving Loan Bank and each other Bank with a Tranche B-1 Term Loan Commitment in accordance with its terms.
          (ii) Payment of Fees and Interest . (x) On or before the Amendment Effective Date and after giving effect thereto, all costs, fees and expenses, and all other compensation contemplated by this Agreement or any other agreement with any of the Agents due to any of the Agents, or the Banks (including, without limitation, legal fees and expenses) shall have been paid to the extent then due and (y) on the Amendment Effective Date, the Borrower shall have paid, simultaneously with the making of the Initial Tranche B-1 Term Loans, to all Banks holding Tranche B Term Loans, all accrued and unpaid interest on the Tranche B Term Loans, in each case, to but not including the Amendment Effective Date.
          (iii) Opinions of Counsel. On the Amendment Effective Date, the Agents shall have received, with sufficient copies for each Bank, from Mayer, Brown, Rowe & Maw LLP, special counsel to Holdings, the Borrower and the Subsidiary Guarantors, an opinion addressed to the Agents, the Collateral Agent and each of the Banks and dated as of the Amendment Effective Date covering the matters set forth in Exhibit D to the Amended and Restated Credit Agreement and such opinions of local counsel to Holdings, the Borrower and the Subsidiary Guarantors as the Agents may reasonably request, addressed to the Agents, the Collateral Agent and each of the Banks dated as of the Amendment Effective Date.
          (iv) Corporate Documents; Proceedings; etc.
     (w) On the Amendment Effective Date, the Agents shall have received a certificate, dated as of the Amendment Effective Date, signed by an Authorized Officer and attested to by the Secretary or any Assistant Secretary of each Credit Party, together with copies of the Certificate of Incorporation and By-Laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Agents.
     (x) All corporate and legal proceedings and all material instruments and agreements in connection with the transactions contemplated by the Credit Documents shall be reasonably satisfactory in form and substance to the Agents and the Required Banks, and the Agents shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Agents reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or Governmental Authorities.
     (y) The Administrative Agent shall have received from Holdings and each Credit Party an incumbency certificate, dated as of the Amendment Effective Date and signed by the Authorized Officers, giving the name and bearing a specimen signature of each individual who shall sign, in the name and on behalf of each of Holdings, the Borrower and its Subsidiaries, each of the Credit Documents and related agreements.
          (v) Solvency Certificate. On or before the Amendment Effective Date, the Borrower shall cause to be delivered to the Agents (i) a solvency certificate from the chief financial officer of the Borrower substantially in the form of Exhibit F to the Amended and Restated Credit Agreement.
          (vi) Officer’s Certificate. On the Amendment Effective Date, the Agents shall have received certificates, with sufficient copies for each Bank, dated such date signed by an appropriate officer of the Borrower, stating that all of the applicable conditions set forth in Section 5.01 of the Amended and Restated Credit Agreement exist as of such date and confirming compliance with the conditions precedent set forth in Section 6.01 of the Amended and Restated Credit Agreement.
          (vii) Holdings Pledge Agreement; Credit Party Pledge Agreement; Collateral Assignment of Leases; Collateral Assignment of Location Leases. (w) On the Amendment Effective Date, Holdings shall have duly authorized, executed and delivered the Amendment No. 2 to Holdings Pledge Agreement to the Collateral Agent for the benefit of the Secured Creditors and such Holdings Pledge Agreement, as amended, shall be in full force and effect on such date.

     (x) On the Amendment Effective Date, each Credit Party shall have duly authorized, executed and delivered the Amendment No. 1 to the Credit Party Pledge Agreement to the Collateral Agent for the benefit of the Secured Creditors and such Credit Party Pledge Agreement, as amended, shall be in full force and effect on such date.
     (y) On the Amendment Effective Date, the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered to the Collateral Agent for the benefit of the Secured Creditors Amendment No. 1 to the Collateral Assignment of Leases, with respect to each Principal Lease listed on Schedule 7.13 to the Original Credit Agreement, such Collateral Assignment of Leases, as amended, shall be substantially in full force and effect to secure the payment and performance of the Loans hereunder and the other Obligations.
     (z) On the Amendment Effective Date, the Borrower and the Subsidiary Guarantors shall have duly authorized, executed and delivered to the Collateral Agent for the benefit of the Secured Creditors Amendment No. 1 to the Collateral Assignment of Location Leases, to secure the payment and performance of the Loans hereunder and the other Obligations, with respect to each Location Lease and such Collateral Assignment of Location Leases, as amended, shall be substantially in full force and effect, to secure the payment and performance of the Loans hereunder and the other Obligations.
          (viii) Certain Collateral Deliveries. On the Amendment Effective Date, the Credit Parties shall have caused to be delivered to the Collateral Agent certified copies of Requests for Information (Form UCC-11), tax lien and judgment lien searches or equivalent reports or lien search reports, each of a recent date listing all effective financing statements, lien notices or comparable documents that name Holdings, the Borrower or any Subsidiary Guarantor as debtor and that are filed in those state and county jurisdictions in which any of the property of Holdings, the Borrower or any Subsidiary Guarantor is located, the state and county jurisdictions in which Holdings, the Borrower or any Subsidiary Guarantor’s principal place of business is located and in which Holdings, the Borrower or any Subsidiary Guarantor is organized and such other searches requested by the Collateral Agent, none of which shall disclose Liens that encumber the Collateral covered or intended to be covered by the Security Documents, other than those encumbrances which constitute Permitted Filings.
          (ix) Litigation. On the Amendment Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement or any documentation executed in connection therewith, or which any of the Agents shall reasonably believe could have a Material Adverse Effect.
          (x) The Banks shall have received, sufficiently in advance of the Amendment Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the United States PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) including, without limitation, the information described in Section 13.18 of the Amended and Restated Credit Agreement.
          (xi) Borrowing Request. The Borrower shall have provided the Administrative Agent with a notice of borrowing two Business Days prior to the Amendment Effective Date with respect to the borrowing of Tranche B-1 Term Loans on the Amendment Effective Date.
          (b) Second Draw Term Loans. The making of Second Draw Tranche B-1 Term Loans on the Second Draw Date is subject to the satisfaction of the following conditions:

     (i) At the Second Draw Date and after giving effect to the making of the Second Draw Tranche B-1 Term Loans and the 9% Senior Notes Redemption, there shall exist no Event of Default specified in Sections 10.01 or 10.05; and
     (ii) The 9% Senior Notes Redemption shall have been consummated or shall be consummated simultaneously with the making of Second Draw Tranche B-1 Term Loans.
     SECTION 5. Representations and Warranties
          On and as of the Amendment Effective Date, after giving effect to this Agreement, the Borrower hereby represents and warrants to the Administrative Agent and each Bank that this Agreement and the Amended and Restated Credit Agreement have each been duly authorized, executed and delivered by Holdings, Borrower and each Subsidiary Guarantor and constitutes the legal, valid and binding obligations of Holdings, the Borrower and each Subsidiary Guarantor enforceable against them in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, preferential transfer, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights and remedies generally, (b) general principles of equity (whether such enforceability is considered in a proceeding in equity or at law), and by the discretion of the court before which any proceeding therefor may be brought or (c) public policy considerations or court administrative, regulatory or other governmental decisions that may limit rights to indemnification or contribution or limit or affect any covenants or agreements relating to competition or future employment.
     SECTION 6. No Other Amendments; References to the Credit Agreement
          Other than as specifically provided herein or in the Amended and Restated Credit Agreement, this Agreement shall not operate as a waiver or amendment of any right, power or privilege of the Banks under (and as defined in) the Original Credit Agreement or any other Credit Document (as such term is defined in the Original Credit Agreement) or of any other term or condition of the Original Credit Agreement or any other Credit Document (as such term is defined in the Original Credit Agreement) nor shall the entering into of this Agreement preclude the Banks from refusing to enter into any further waivers or amendments with respect to the Amended and Restated Credit Agreement. All references to the Original Credit Agreement in any document, instrument, agreement, or writing that is a Credit Document shall from and after the Amendment Effective Date be deemed to refer to the Amended and Restated Credit Agreement, and, as used in the Amended and Restated Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the Amendment Effective Date, the Amended and Restated Credit Agreement.
     SECTION 7. Headings
          The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
     SECTION 8. Execution in Counterparts
          This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     SECTION 9. Expenses
          The Borrower agrees to pay promptly (and in any event on the Amendment Effective Date) after presentation of an invoice therefor all reasonable out-of-pocket expenses of the Arrangers (including the reasonable fees and disbursements of Cahill Gordon & Reindel llp, counsel for the Administrative Agent) in connection with the preparation, negotiation, execution and delivery of this Agreement, the Amended and Restated Credit Agreement, each other Credit Document and the documents and transactions contemplated hereby.
     SECTION 10. Cross-References
          References in this Agreement to any Section are, unless otherwise specified or otherwise required by the context, to such Section of this Agreement.
     SECTION 11. Cooperation; Other Documents
          At all times following the execution of this Agreement, the parties hereto shall execute and deliver to the Banks and the Agents, or shall cause to be executed and delivered to the Banks and the Agents, and shall do or cause to be done all such other acts and things as the Banks and the Agents may reasonably deem to be necessary or desirable to assure the Banks and the Agents of the benefit of this Agreement (including the Amended and Restated Credit Agreement), the other Credit Documents and each other document relating to this Agreement.
     SECTION 12. Governing Law
          SECTION 13.08 OF THE AMENDED AND RESTATED CREDIT AGREEMENT IS INCORPORATED BY REFERENCE HEREIN MUTATIS MUTANDIS.
     SECTION 13. Guarantor Acknowledgments
          (a) Each Subsidiary Guarantor hereby (i) expressly acknowledges the terms of the Amended and Restated Credit Agreement, (ii) ratifies and affirms its obligations under the Credit Documents (including guarantees and security agreements) executed by the undersigned and (iii) acknowledges, renews and extends its continued liability under all such Credit Documents and agrees such Credit Documents remain in full force and effect.
          (b) Each Subsidiary Guarantor hereby reaffirms, as of the Amendment Effective Date, (i) the covenants and agreements contained in each Credit Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Agreement and the transactions contemplated thereby, and (ii) its guarantee of payment of the Obligations pursuant to the Amended and Restated Credit Agreement.
          (c) Each Subsidiary Guarantor hereby certifies that, as of the date hereof (both before and after giving effect to the occurrence of the Amendment Effective Date and the effectiveness of the Credit Agreement), the representations and warranties made by it contained in the Credit Documents to which it is a party are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent any such representation or warranty refers or pertains solely to a date prior to the date hereof (in which case such representation and warranty was true and correct in all material respects as of such earlier date).

          (d) Each Subsidiary Guarantor further confirms that each Credit Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects.
          (e) Each Subsidiary Guarantor hereby acknowledges and agrees that the acceptance by the Administrative Agents, each Bank and each other Agent of this document shall not be construed in any manner to establish any course of dealing on any Agent’s or Bank’s part, including the providing of any notice or the requesting of any acknowledgment not otherwise expressly provided for in any Credit Document with respect to any future amendment, waiver, supplement or other modification to any Credit Document or any arrangement contemplated by any Credit Document.
[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers and general partners thereunto duly authorized, as of the date first written above.

COINMACH CORPORATION

By:	/s/ Robert M. Doyle

Name: Robert M. Doyle
Title: Chief Financial Officer

COINMACH LAUNDRY CORPORATION

By:	/s/ Robert M. Doyle

Name: Robert M. Doyle
Title: Chief Financial Officer

SUPER LAUNDRY EQUIPMENT CORP.
GRAND WASH & DRY LAUNDERETTE, INC.
APPLIANCE WAREHOUSE OF AMERICA, INC.

By:	/s/ Robert M. Doyle

Name: Robert M. Doyle
Title: Chief Financial Officer

APPLIANCE WAREHOUSE OF AMERICA, INC.

By:	/s/ Robert M. Doyle

Name: Robert M. Doyle
Title: Vice President

AMERICAN LAUNDRY FRANCHISING CORP.

By:	/s/ Thomas Siegel

Name: Thomas Siegel
Title: Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS,
As Administrative Agent, Initial Tranche B-1 Term Loan Bank and Second Draw Tranche B-1 Term Loan Bank

By:	/s/ Carin M. Keegan

Name: Carin M. Keegan
Title: Vice President

By:	/s/ Evelyn Thierry

Name: Evelyn Thierry
Title: Vice President

DEUTSCHE BANK SECURITIES, INC.,
As Joint Lead Arranger and Book Manager

By:	/s/ Kevin Sherlock

Name: Kevin Sherlock
Title: Director

By:	/s/ John C. Cushman

Name: John C. Cushman
Title: Director

J.P. MORGAN SECURITIES, INC.,
As Joint Lead Arranger and Book Manager and Sole Syndication Agent

By:	/s/ Jason A. Kulas

Name: Jason A. Kulas
Title: Vice President

JPMORGAN CHASE BANK, N.A.,
As a Bank

By:	/s/ Michael J. Lister

Name: Michael J. Lister
Title: Senior Vice President

GENERAL ELECTRIC CAPITAL CORPORATION,
As a Bank

By:	/s/ Paul L. Puryear, Jr.

Name: Paul L. Puryear, Jr.
Title:

ANNEX I to
Agreement
AMENDED AND RESTATED CREDIT AGREEMENT

SCHEDULE 1 to
Agreement

	Initial Tranche B-1	Second Draw Tranche B-1
Bank	Term Loan Commitment	Term Loan Commitment
Deutsche Bank Trust Company Americas	$230,000,000	$340,000,000